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Exhibit 4.6

NUMBER FBU 30366 [GRAPHIC] [SEAL]
[GRAPHIC]	COMMON STOCK PAR VALUE $1.00 PER SHARE FLEETWOOD ENTERPRISES, INC.	SHARES
	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFICATE IS TRANSFERABLE
	EITHER IN BOSTON, MA OR NEW YORK, NY	CUSIP 339099 10 3

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

Fleetwood Enterprises, Inc., transferable on the share register of the Corporation by the holder hereof, in person or by duly authorized [ILLEGIBLE] Certificate is not valid until [ILLEGIBLE].

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated :

Countersigned and Registered Equiserve Trust Company, N.A.	/s/ EDWARD B. CAUDILL President
Transfer Agent and Registrar	/s/ FORREST D. THEOBALD Secretary
By:
Authorized Officer

FLEETWOOD ENTERPRISES, INC.

        The Certificate of Incorporation of the Corporation provides for two classes of stock, designated respectively, "Preferred Stock" and "Common Stock". The Board of Directors of the Corporation is authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

        The Corporation shall furnish without charge to each stockholder who so requests a statment of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

        This certificate also represents Rights that entitle the holder hereof to certain rights as set forth in a Rights Agreement between the Corporation and BankBoston, NA, as Rights Agent, dated as of September 15, 1998 (the "Rights Agreement"), the terms, conditions and limitations of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT	— —	as tenants in common as tenants by the entireties	UNIF GIFT MIN ACT	—	(Cust)	Custodian	(Minor)
JT TEN	—	as joint tenants with right of survivorship			under Uniform Gifts to Minors Act
		and not as tenants in common			(State)
			UNIF TRF MIN ACT	—	(Cust)	Custodian (until age )
					(Minor)	under Uniform Transfers
					to Minors Act	(State)
Additional abbreviations may also be used though not in the above list.

        For Value Received,                                                                           hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)*

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X

X

		NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed
EquiServe Trust Company, N.A. is the successor Rights Agent to the above-referenced Agreement
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF
CERTIFICATE OF STOCK
FLEETWOOD ENTERPRISES, INC.